Exhibit 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Agree Realty Corporation
Farmington Hills, MI

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 1998 relating to the financial statements and schedule of Agree Realty Corporation (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                   BDO Seidman, LLP

Troy, Michigan
April 21, 1998